EXHIBIT 99
Restaurant Brands International Inc. Reports Second Quarter 2022 Results

Global system-wide sales grow 14%, up nearly $1 billion year-over-year to over $10 billion
Consolidated comparable sales accelerate to 9% with 14% growth at Tim Hortons Canada, 18% at Burger King International
Digital sales grow double-digits year-over-year to over $3 billion, representing 33% of system-wide sales
Over $400 million of capital returned to shareholders in Q2 through dividends and share buybacks

Toronto, August 4, 2022 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the second quarter ended June 30, 2022.

“We made significant progress across our business in the second quarter, accelerating consolidated comparable sales to 9% and driving 14% growth in global system-wide sales. These results reflect benefits from our dedicated investments in key areas of the business, including people, technology, operations and marketing,” said José Cil, Chief Executive Officer of RBI.

“The team at Tim Hortons Canada delivered exceptional results this quarter, aided by investments against our Back to Basics plan and strong execution from our committed group of restaurant owners. In the second quarter, we drove sales above pre-pandemic levels for the first time since the onset of the pandemic and continue to build strong momentum as we move to accelerate growth. We believe there is a long runway for Tim’s in Canada, anchored by great product quality, menu and digital innovation, and a strong group of restaurant owners,” continued Cil.

“We continue to see steady improvements in our Burger King U.S. business and will be sharing the details of our plan to accelerate home market growth with all of our franchisees in early September. In addition, the Burger King international business had another strong quarter, posting an impressive 18% comparable sales and 28% system-wide sales growth. Meanwhile, the Popeyes’ team has been successful delivering strong unit growth and at Firehouse Subs, the team is focused on building the capabilities to execute on our vision of rapid growth for this loved brand in the U.S. and around the world,” continued Cil.

“Our second quarter results demonstrate the benefits of our diversified, global business model and strong free cash flow generating capability which allows us to continue investing in important areas of the business while returning capital to shareholders. I am incredibly proud of the hard work of our franchisees, team members and employees who remain focused on executing against our long-term plans to drive sustainable growth,” concluded Cil.

Consolidated Operational Highlights	Three Months Ended June 30,
	2022	2021
	(Unaudited)
System-wide Sales Growth
TH	16.3%	33.0%
BK	14.6%	37.9%
PLK	9.9%	10.5%
Consolidated (a)	14.2%	31.9%
FHS (b)	2.2%	37.9%
System-wide Sales (in US$ millions)
TH	$1,838	$1,637
BK	$6,444	$5,883
PLK	$1,503	$1,386
FHS	$292	$—
Consolidated (a)	$10,077	$8,906
FHS (b)	$—	$286
Net Restaurant Growth
TH	5.7%	2.7%
BK	2.8%	0.1%
PLK	8.1%	5.7%
Consolidated (a)	4.1%	1.3%
FHS (b)	2.5%	2.5%
System Restaurant Count at Period End
TH	5,352	5,065
BK	19,311	18,776
PLK	3,851	3,562
FHS	1,233	—
Consolidated	29,747	27,403
FHS (b)	—	1,203
Comparable Sales
TH	12.2%	27.6%
BK	10.0%	18.2%
PLK	1.4%	(0.3)%
Consolidated (a)	9.0%	16.5%
FHS (b)	(1.4)%	31.2%

(a) Consolidated system-wide sales growth, consolidated net restaurant growth and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented. Consolidated system-wide sales do not include the results of Firehouse Subs for 2021.
(b) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended June 30,
(in US$ millions, except per share data)	2022	2021
	(Unaudited)
Total Revenues	$1,639	$1,438
Net Income	$346	$391
Diluted Earnings per Share	$0.76	$0.84

TH Adjusted EBITDA(1)	$274	$253
BK Adjusted EBITDA(1)	$270	$266
PLK Adjusted EBITDA(1)	$61	$58
FHS Adjusted EBITDA(1)	$13	$—
Adjusted EBITDA(2)	$618	$577

Adjusted Net Income(2)	$373	$358
Adjusted Diluted Earnings per Share(2)	$0.82	$0.77

	Six Months Ended June 30,
	2022	2021
	(Unaudited)
Net cash provided by operating activities	$669	$745
Net cash (used for) provided by investing activities	$(46)	$(36)
Net cash (used for) provided by financing activities	$(860)	$(516)

LTM Free Cash Flow(2)	$1,562	$1,346
Net Debt	$12,606	$11,194
Net Leverage(2)	5.4x	5.3x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA, PLK Adjusted EBITDA and FHS Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
Commencing upon the acquisition of Firehouse Subs in December 2021, we have four operating segments: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK) and Firehouse Subs (FHS). Our financial results and operational highlights are disclosed based on these segments each quarter.
The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by increases in system-wide sales at Tim Hortons, Burger King and Popeyes. On an as reported basis the increase was also driven by the inclusion of Firehouse Subs. This increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year decrease in Net Income was primarily driven by income tax expense in the current year compared to an income tax benefit in the prior year, unfavorable FX movements, and an increase in share-based compensation and non-cash incentive compensation expense, partially offset by increases in segment income in our TH, BK and PLK segments, the inclusion of FHS segment income and a favorable change from other operating expenses (income), net.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by increases in TH, BK and PLK Adjusted EBITDA. On an as reported basis the increase was also driven by the inclusion of FHS Adjusted EBITDA partially offset by unfavorable FX movements.
The year-over-year increase in Adjusted Net Income was primarily driven by increases in Adjusted EBITDA in our TH, BK and PLK brands and the inclusion of FHS Adjusted EBITDA, partially offset by an increase in adjusted income tax expense.

War in Ukraine

During the first quarter of 2022, we shared a number of actions that we have taken to date as a result of the events related to Russia's military invasion of Ukraine. As a reminder, Burger King is our only brand with restaurants in Russia, all of which are operated under a master franchise arrangement. We suspended all corporate support for the Russian market, including operations, marketing, and supply chain support in addition to refusing approvals for new investment and expansion. During the second quarter, we donated funds received from franchised operations in Russia of approximately $1 million to the UNHCR to support humanitarian aid for Ukrainian refugees.

While we currently include results from our franchised restaurants in Russia within reported key business metrics, we do not expect to generate any profits from restaurants in Russia in 2022. During the second quarter, these restaurants had an estimated $11 million, or 2.0%, negative impact on our year-over-year organic adjusted EBITDA growth.

Below are the RBI consolidated and BK segment operational highlights excluding the results from Russia for the three months ended June 30, 2022 and 2021. Refer to page 24 for the RBI consolidated and BK segment quarterly operational highlights excluding the results from Russia for 2021.

Consolidated Operational Highlights (excluding Russia)	Three Months Ended June 30,
	2022	2021
	(Unaudited)
System-wide Sales Growth
BK	13.2%	35.8%
Consolidated (a)	13.3%	30.5%
System-wide Sales (in US$ millions)
BK	$6,134	$5,701
Consolidated (a)	$9,767	$8,724
Net Restaurant Growth
BK	2.7%	0.1%
Consolidated (a)	4.0%	1.3%
System Restaurant Count at Period End
BK	18,491	17,999
Consolidated	28,927	26,626
Comparable Sales
BK	8.7%	16.8%
Consolidated (a)	7.9%	15.6%

(a) Consolidated system-wide sales growth, consolidated net restaurant growth and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented. Consolidated system-wide sales do not include the results of Firehouse Subs for 2021.

COVID-19 and Macro Economic Environment

The global crisis resulting from the spread of coronavirus (“COVID-19”) impacted our global restaurant operations for the three months ended June 30, 2022 and 2021, though in 2022 the impact was more modest than in the prior year. During the three months ended June 30, 2022 and 2021, substantially all restaurants remained open, some with limited operations, such as drive-thru, takeout and delivery (where applicable), reduced, if any, dine-in capacity, and/or restrictions on hours of operation. Certain markets periodically required temporary closures while implementing government mandated lockdown orders. For example, while most regions have eased restrictions, increases in cases and new variants caused certain markets, including China, to re-impose temporary restrictions as a result of government mandates. We expect local conditions to continue to dictate limitations on restaurant operations, capacity, and hours of operation. COVID-19 has also contributed to labor challenges, which in some regions resulted in reduced operating hours and service modes at select restaurants as well as supply chain pressures.

In addition, during 2022, there have been increases in commodity, labor and energy costs partially due to the macroeconomic impact of both COVID-19 and the War in Ukraine. Further significant increases in inflation could affect the global, Canadian and U.S. economies, which could have an adverse impact on our business and results of operations if we and our franchisees are not able to adjust prices sufficiently to offset the effect of cost increases without negatively impacting consumer demand.

Reclassification of Technology Revenues and Expenses

During the first quarter of 2022 we made a change to the way we report revenues and expenses related to technology initiatives to provide clarity and consistency across our brands and with our industry peers. We had previously included revenue from technology fees in Franchise and property revenues, while the associated technology expenses were included in General and administrative expenses. Starting in the first quarter of 2022, revenue from technology fees will be reported in Advertising revenues and other services, while the associated technology expenses will be reported in Advertising expenses and other services.

Additionally, prior year amounts in the condensed consolidated statements of operations and accompanying BK segment results have been reclassified in order to be comparable with the current year classifications. These reclassifications did not arise as a result of any changes to accounting policies and relate entirely to presentation with no effect on previously reported net income and segment income. Refer to page 25 for the RBI consolidated and BK segment quarterly results for 2021 adjusted for these reclassifications.

TH Segment Results

	Three Months Ended June 30,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	16.3%	33.0%
System-wide Sales	$1,838	$1,637
Comparable Sales	12.2%	27.6%

Net Restaurant Growth	5.7%	2.7%
System Restaurant Count at Period End	5,352	5,065

Sales	$661	$556
Franchise and Property Revenues	$238	$219
Advertising Revenues and Other Services	$69	$56
Total Revenues	$968	$831

Cost of Sales	$537	$434
Franchise and Property Expenses	$84	$86
Advertising Expenses and Other Services	$71	$68
Segment G&A	$32	$26
Segment Depreciation and Amortization	$28	$32
Adjusted EBITDA(1)(3)	$274	$253

(3)TH Adjusted EBITDA includes $3 million of cash distributions received from equity method investments for the three months ended June 30, 2022 and 2021.

For the second quarter of 2022, the increase in system-wide sales was primarily driven by comparable sales of 12.2%, including Canada comparable sales of 14.2%, and net restaurant growth of 5.7%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by an increase in system-wide sales as well as increases in commodity prices passed on to franchisees and an increase in sales to retailers. This increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales and by advertising revenues exceeding advertising expenses in the current year period compared to advertising expenses exceeding advertising revenues in the prior year period driven by our support behind the marketing program in Canada in the prior year period, partially offset by an increase in Segment G&A. This increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

BK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	14.6%	37.9%
System-wide Sales	$6,444	$5,883
Comparable Sales	10.0%	18.2%

Net Restaurant Growth	2.8%	0.1%
System Restaurant Count at Period End	19,311	18,776

Sales	$17	$17
Franchise and Property Revenues	$335	$322
Advertising Revenues and Other Services	$121	$120
Total Revenues	$473	$459

Cost of Sales	$19	$17
Franchise and Property Expenses	$34	$33
Advertising Expenses and Other Services	$123	$115
Segment G&A	$40	$41
Segment Depreciation and Amortization	$12	$12
Adjusted EBITDA(1)	$270	$266

For the second quarter of 2022, the increase in system-wide sales was driven by comparable sales of 10.0%, including rest of the world comparable sales of 18.4% and relatively flat US comparable sales, and net restaurant growth of 2.8%.

The year-over-year changes in Total Revenues on an as reported and on an organic basis were primarily driven by the increase in system-wide sales. This increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year changes in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales, partially offset by advertising revenues exceeding advertising expenses to a lesser extent than in the prior year period, an increase in expenses related to technology initiatives, and a decrease in bad debt recoveries in the current year compared to the prior year. This increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

PLK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth	9.9%	10.5%
System-wide Sales	$1,503	$1,386
Comparable Sales	1.4%	(0.3)%

Net Restaurant Growth	8.1%	5.7%
System Restaurant Count at Period End	3,851	3,562

Sales	$20	$17
Franchise and Property Revenues	$81	$71
Advertising Revenues and Other Services	$64	$60
Total Revenues	$165	$148

Cost of Sales	$19	$16
Franchise and Property Expenses	$5	$2
Advertising Expenses and Other Services	$64	$60
Segment G&A	$17	$13
Segment Depreciation and Amortization	$1	$2
Adjusted EBITDA(1)	$61	$58

For the second quarter of 2022, the increase in system-wide sales was driven by net restaurant growth of 8.1%, and comparable sales of 1.4%, including relatively flat US comparable sales.

The year-over-year changes in Total Revenues on an as reported and on an organic basis were primarily driven by the increase in system-wide sales. This increase in Total Revenues on an as reported basis was partially offset by unfavorable FX movements.

The year-over-year increases in Adjusted EBITDA on an as reported and on an organic basis were primarily driven by the increase in system-wide sales, partially offset by an increase in Segment G&A. This increase in Adjusted EBITDA on an as reported basis was partially offset by unfavorable FX movements.

FHS Segment Results

	Three Months Ended June 30,
(in US$ millions)	2022	2021
	(Unaudited)
System-wide Sales Growth (a)	2.2%	37.9%
System-wide Sales (a)	$292	$286
Comparable Sales (a)	(1.4)%	31.2%

Net Restaurant Growth (a)	2.5%	2.5%
System Restaurant Count at Period End (a)	1,233	1,203

Sales	$10	N/A
Franchise and Property Revenues	$22	N/A
Advertising Revenues and Other Services	$1	N/A
Total Revenues	$33	N/A

Cost of Sales	$9	N/A
Franchise and Property Expenses	$2	N/A
Advertising Expenses and Other Services	$1	N/A
Segment G&A	$8	N/A
Segment Depreciation and Amortization	$1	N/A
Adjusted EBITDA(1)	$13	N/A

(a) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

For the second quarter of 2022, the increase in system-wide sales was driven by net restaurant growth of 2.5%, partially offset by a decrease in comparable sales of (1.4)%, including a decrease in US comparable sales of (1.2)%.

Cash and Liquidity

As of June 30, 2022, total debt was $13.4 billion, net debt (total debt less cash and cash equivalents of $0.8 billion) was $12.6 billion, and net leverage was 5.4x. During the second quarter we also repurchased 3.2 million RBI common shares for $165 million under our $1 billion share repurchase program and as of June 30, 2022 had $123 million remaining under the authorization. We plan to submit a new normal course issuer bid, subject to TSX approval, to be effective following expiration of the current one.

The RBI Board of Directors has declared a dividend of $0.54 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the third quarter of 2022. The dividend will be payable on October 5, 2022 to shareholders and unitholders of record at the close of business on September 21, 2022.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Thursday, August 4, 2022, to review financial results for the second quarter ended June 30, 2022. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (646)-904-5544 for U.S. callers, 1 (226)-828-7575 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 194063.

For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $35 billion in annual system-wide sales and over 29,000 restaurants in more than 100 countries. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the COVID-19 pandemic, the war in Ukraine and related macro-economic conditions on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, including local conditions and government-imposed limitations and restrictions, our growth opportunities and ability to drive long-term, sustainable growth, through product quality, menu and digital innovation and a committed group of restaurant owners, our continued investment in our business and returning capital to shareholders, our plans to accelerate home market growth, and our suspension of operations in and financial results from Russia. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; risks related to the conflict between Russia and Ukraine, and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Sales	$708	$590	$1,317	$1,097
Franchise and property revenues	676	612	1,291	1,160
Advertising revenues and other services	255	236	482	441
Total revenues	1,639	1,438	3,090	2,698
Operating costs and expenses:
Cost of sales	584	467	1,078	868
Franchise and property expenses	125	121	255	237
Advertising expenses and other services	259	243	506	480
General and administrative expenses	146	108	279	212
(Income) loss from equity method investments	9	3	22	5
Other operating expenses (income), net	(25)	8	(41)	(34)
Total operating costs and expenses	1,098	950	2,099	1,768
Income from operations	541	488	991	930
Interest expense, net	129	126	256	250
Income before income taxes	412	362	735	680
Income tax expense (benefit)	66	(29)	119	18
Net income	346	391	616	662
Net income attributable to noncontrolling interests	110	132	197	224
Net income attributable to common shareholders	$236	$259	$419	$438
Earnings per common share
Basic	$0.77	$0.84	$1.36	$1.43
Diluted	$0.76	$0.84	$1.35	$1.42
Weighted average shares outstanding (in millions):
Basic	308	307	308	307
Diluted	455	466	456	465

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$838	$1,087
Accounts and notes receivable, net of allowance of $21 and $18, respectively	551	547
Inventories, net	114	96
Prepaids and other current assets	65	86
Total current assets	1,568	1,816
Property and equipment, net of accumulated depreciation and amortization of $1,027 and $979, respectively	1,984	2,035
Operating lease assets, net	1,113	1,130
Intangible assets, net	11,296	11,417
Goodwill	5,866	6,006
Net investment in property leased to franchisees	82	80
Other assets, net	845	762
Total assets	$22,754	$23,246
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$705	$614
Other accrued liabilities	783	947
Gift card liability	163	221
Current portion of long-term debt and finance leases	112	96
Total current liabilities	1,763	1,878
Long-term debt, net of current portion	12,881	12,916
Finance leases, net of current portion	326	333
Operating lease liabilities, net of current portion	1,053	1,070
Other liabilities, net	1,477	1,822
Deferred income taxes, net	1,345	1,374
Total liabilities	18,845	19,393
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at June 30, 2022 and December 31, 2021; 305,743,537 shares issued and outstanding at June 30, 2022; 309,025,068 shares issued and outstanding at December 31, 2021	1,929	2,156
Retained earnings	871	791
Accumulated other comprehensive income (loss)	(586)	(710)
Total Restaurant Brands International Inc. shareholders’ equity	2,214	2,237
Noncontrolling interests	1,695	1,616
Total shareholders’ equity	3,909	3,853
Total liabilities and shareholders’ equity	$22,754	$23,246

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$616	$662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97	100
Amortization of deferred financing costs and debt issuance discount	14	13
(Income) loss from equity method investments	22	5
(Gain) loss on remeasurement of foreign denominated transactions	(52)	(35)
Net (gains) losses on derivatives	27	42
Share-based compensation and non-cash incentive compensation expense	59	46
Deferred income taxes	—	24
Other	2	(12)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	4	17
Inventories and prepaids and other current assets	(27)	(5)
Accounts and drafts payable	99	103
Other accrued liabilities and gift card liability	(199)	(129)
Tenant inducements paid to franchisees	(6)	(1)
Other long-term assets and liabilities	13	(85)
Net cash provided by operating activities	669	745
Cash flows from investing activities:
Payments for property and equipment	(28)	(46)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	10	14
Net payments in connection with purchase of Firehouse Subs	(12)	—
Settlement/sale of derivatives, net	9	1
Other investing activities, net	(25)	(5)
Net cash (used for) provided by investing activities	(46)	(36)
Cash flows from financing activities:
Proceeds from long-term debt	2	—
Repayments of long-term debt and finance leases	(47)	(54)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(485)	(484)
Repurchase of common shares	(326)	—
Proceeds from stock option exercises	4	56
(Payments) proceeds from derivatives	(6)	(32)
Other financing activities, net	(2)	(2)
Net cash (used for) provided by financing activities	(860)	(516)
Effect of exchange rates on cash and cash equivalents	(12)	9
Increase (decrease) in cash and cash equivalents	(249)	202
Cash and cash equivalents at beginning of period	1,087	1,560
Cash and cash equivalents at end of period	$838	$1,762
Supplemental cash flow disclosures:
Interest paid	$209	$198
Income taxes paid	$120	$142

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH, BK and FHS and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

	Three Months Ended June 30,
KPIs by Market	2022	2021
	(Unaudited)
System-wide Sales Growth
TH - Canada	16.7%	29.8%
TH - Rest of World	14.2%	55.5%
TH - Global	16.3%	33.0%

BK - US	(0.3)%	13.2%
BK - Rest of World	27.6%	67.1%
BK - Global	14.6%	37.9%

PLK - US	6.0%	5.1%
PLK - Rest of World	38.8%	70.4%
PLK - Global	9.9%	10.5%

FHS - US (a)	1.6%	36.8%
FHS - Rest of World (a)	14.9%	71.4%
FHS - Global (a)	2.2%	37.9%

System-wide Sales (in US$ millions)
TH - Canada	$1,568	$1,399
TH - Rest of World	$270	$238
TH - Global	$1,838	$1,637

BK - US	$2,611	$2,618
BK - Rest of World	$3,833	$3,265
BK - Global	$6,444	$5,883

PLK - US	$1,275	$1,209
PLK - Rest of World	$228	$177
PLK - Global	$1,503	$1,386

FHS - US (a)	$278	$274
FHS - Rest of World (a)	$14	$12
FHS - Global (a)	$292	$286

Comparable Sales
TH - Canada	14.2%	27.4%
TH - Rest of World	0.4%	28.7%
TH - Global	12.2%	27.6%

BK - US	0.4%	13.0%
BK - Rest of World	18.4%	24.8%
BK - Global	10.0%	18.2%

PLK - US	(0.1)%	(2.5)%
PLK - Rest of World	12.4%	24.7%
PLK - Global	1.4%	(0.3)%

FHS - US (a)	(1.2)%	31.3%
FHS - Rest of World (a)	(7.4)%	30.7%
FHS - Global (a)	(1.4)%	31.2%

	As of
KPIs by Market	June 30, 2022	June 30, 2021
	(Unaudited)
Net Restaurant Growth
TH - Canada	(0.5)%	(1.5)%
TH - Rest of World	27.3%	20.3%
TH - Global	5.7%	2.7%

BK - US	(0.5)%	(2.2)%
BK - Rest of World	4.9%	1.6%
BK - Global	2.8%	0.1%

PLK - US	6.0%	5.8%
PLK - Rest of World	14.4%	5.5%
PLK - Global	8.1%	5.7%

FHS - US (a)	1.9%	1.6%
FHS - Rest of World (a)	18.2%	33.3%
FHS - Global (a)	2.5%	2.5%

Restaurant Count
TH - Canada	3,917	3,938
TH - Rest of World	1,435	1,127
TH - Global	5,352	5,065

BK - US	7,058	7,095
BK - Rest of World	12,253	11,681
BK - Global	19,311	18,776

PLK - US	2,827	2,667
PLK - Rest of World	1,024	895
PLK - Global	3,851	3,562

FHS - US (a)	1,181	1,159
FHS - Rest of World (a)	52	44
FHS - Global (a)	1,233	1,203

(a) 2021 Firehouse Subs figures are shown for informational purposes only, consistent with its fiscal calendar.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2022	2021	2022	2021
Segment G&A TH(1)	$32	$26	$61	$50
Segment G&A BK(1)	40	41	85	76
Segment G&A PLK(1)	17	13	32	27
Segment G&A FHS(1)	8	—	16	—
Share-based compensation and non-cash incentive compensation expense(2)	32	20	59	46
Depreciation and amortization(3)	7	5	12	9
FHS Transaction costs	4	—	5	—
Corporate restructuring and tax advisory fees	6	3	9	4
General and administrative expenses	$146	$108	$279	$212

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, FHS Transaction costs and corporate restructuring and tax advisory fees.
(2)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2021 and 2022 cash bonus, respectively.
(3)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses and other services. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2022	2021	2022	2021
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(4)	$(1)	$1	$1	$(1)
Litigation settlement (gains) and reserves, net	2	1	3	3
Net losses (gains) on foreign exchange(5)	(31)	8	(52)	(35)
Other, net	5	(2)	7	(1)
Other operating expenses (income), net	$(25)	$8	$(41)	$(34)

(4)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(5) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow, LTM Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included non-recurring fees and expenses incurred in connection with the Firehouse Subs acquisition consisting of professional fees, compensation related expenses and integration costs as well as costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our four operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. See reconciliation of LTM Adjusted EBITDA in the following pages.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is an operating performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements and also exclude the results of Firehouse Subs for the first four full fiscal quarters following the acquisition. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements and the Firehouse Subs acquisition. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. LTM Free Cash Flow is defined as Free Cash Flow for the last twelve month period to the date reported.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Variance		FHS Impact	Impact of FX Movements	Organic Growth
(in US$ millions)	2022	2021	$	%	$	$	$	%
Revenue
TH	$968	$831	$137	16.5%	$—	$(29)	$166	20.7%
BK	$473	$459	$14	3.2%	$—	$(12)	$26	6.2%
PLK	$165	$148	$17	11.0%	$—	$(1)	$18	11.4%
FHS	$33	$—	$33	NM	$33	$—	$—	—%
Total Revenues	$1,639	$1,438	$201	14.0%	$33	$(42)	$210	15.1%
Adjusted EBITDA
TH	$274	$253	$21	8.4%	$—	$(9)	$30	12.3%
BK	$270	$266	$4	1.6%	$—	$(11)	$15	6.1%
PLK	$61	$58	$3	4.4%	$—	$(1)	$4	5.3%
FHS	$13	$—	$13	NM	$13	$—	$—	—%
Adjusted EBITDA	$618	$577	$41	7.1%	$13	$(21)	$49	8.7%

Note: Percentage changes may not recalculate due to rounding.
NM - not meaningful

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2022	2021	2022	2021
Segment income:
TH	$274	$253	$505	$460
BK	270	266	499	483
PLK	61	58	117	114
FHS	13	—	27	—
Adjusted EBITDA	618	577	1,148	1,057
Share-based compensation and non-cash incentive compensation expense(1)	32	20	59	46
FHS Transaction costs(2)	4	—	5	—
Corporate restructuring and tax advisory fees(3)	6	3	9	4
Impact of equity method investments(4)	12	7	28	11
Other operating expenses (income), net	(25)	8	(41)	(34)
EBITDA	589	539	1,088	1,030
Depreciation and amortization	48	51	97	100
Income from operations	541	488	991	930
Interest expense, net	129	126	256	250
Income tax expense (benefit)(5)	66	(29)	119	18
Net income	$346	$391	$616	$662
RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions, except per share data)	2022	2021	2022	2021
Net income	$346	$391	$616	$662
Income tax expense (benefit)(5)	66	(29)	119	18
Income before income taxes	412	362	735	680
Adjustments:
Franchise agreement amortization	8	8	16	16
Amortization of deferred financing costs and debt issuance discount	7	6	14	13
Interest expense and loss on extinguished debt(6)	16	7	32	15
FHS Transaction costs(2)	4	—	5	—
Corporate restructuring and tax advisory fees(3)	6	3	9	4
Impact of equity method investments(4)	12	7	28	11
Other operating expenses (income), net	(25)	8	(41)	(34)
Total adjustments	28	39	63	25
Adjusted income before income taxes	440	401	798	705
Adjusted income tax expense(5)(7)	67	43	130	90
Adjusted net income	$373	$358	$668	$615
Adjusted diluted earnings per share	$0.82	$0.77	$1.46	$1.32
Weighted average diluted shares outstanding	455	466	456	465

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage and Reconciliation of Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	June 30, 2022	June 30, 2021
Long-term debt, net of current portion	$12,881	$12,375
Finance leases, net of current portion	326	326
Current portion of long-term debt and finance leases	112	113
Unamortized deferred financing costs and deferred issue discount	125	142
Total debt	13,444	12,956

Cash and cash equivalents	838	1,762
Net debt	12,606	11,194
LTM adjusted EBITDA	2,339	2,119
Net leverage	5.4x	5.3x

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2022	2021	2020	2021	2020	2022	2021
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$669	$745	$196	$1,726	$921	$1,650	$1,470
Payments for property and equipment	(28)	(46)	(39)	(106)	(117)	(88)	(124)
Free Cash flow	$641	$699	$157	$1,620	$804	$1,562	$1,346

	Six Months Ended June 30,	Three Months Ended March 31,	Three Months Ended June 30,
(in US$ millions)	2022	2022	2022
Calculation:	A	B	A -B
Net cash provided by operating activities	$669	$234	$435
Payments for property and equipment	(28)	(10)	(18)
Free Cash Flow	$641	$224	$417

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Six Months Ended June 30,			Twelve Months Ended December 31,		Twelve Months Ended June 30,
(in US$ millions)	2022	2021	2020	2021	2020	2022	2021
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Segment income:
TH	$505	$460	$336	$997	$823	$1,042	$947
BK	499	483	360	1,021	823	1,037	946
PLK	117	114	106	228	218	231	226
FHS	27	—	—	2	—	29	—
Adjusted EBITDA	1,148	1,057	802	2,248	1,864	2,339	2,119
Share-based compensation and non-cash incentive compensation expense(1)	59	46	44	102	84	115	86
FHS Transaction costs(2)	5	—	—	18	—	23	—
Corporate restructuring and tax advisory fees(3)	9	4	8	16	16	21	12
Impact of equity method investments(4)	28	11	22	25	48	42	37
Other operating expenses (income), net	(41)	(34)	5	7	105	—	66
EBITDA	1,088	1,030	723	2,080	1,611	2,138	1,918
Depreciation and amortization	97	100	91	201	189	198	198
Income from operations	991	930	632	1,879	1,422	1,940	1,720
Interest expense, net	256	250	247	505	508	511	511
Loss on early extinguishment of debt	—	—	—	11	98	11	98
Income tax expense (benefit)(5)	119	18	(3)	110	66	211	87
Net income	$616	$662	$388	$1,253	$750	$1,207	$1,024

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2021 and 2022 cash bonus, respectively.

(2)In connection with the acquisition of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three and six months ended June 30, 2022, primarily consisting of professional fees, compensation related expenses and integration costs.

(3)Costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(5)The effective tax rate during the three and six months ended June 30, 2021 reflects $89 million and $87 million, respectively, from the result of net reserve releases related to expiring statutes of limitation for certain prior tax years which reduced our effective tax rate by approximately 24.7% and 12.8% for the three and six months ended June 30, 2021, respectively. The impact of the net reserve releases decreased our adjusted effective tax rate by 6.1% and 3.2% for the three and six months ended June 30, 2021, respectively.

(6)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(7)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.

Consolidated Operational Highlights (excluding Russia)

Below are the RBI consolidated and BK segment operational highlights excluding the results from Russia for each quarter of 2021.

	Three Months Ended				Twelve Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
	(Unaudited)
System-wide Sales Growth
BK	1.5%	35.8%	11.7%	14.8%	15.1%
Consolidated (a)	1.2%	30.5%	10.4%	13.4%	13.3%
System-wide Sales (in US$ millions)
BK	$5,012	$5,701	$6,017	$5,996	$22,726
Consolidated (a)	$7,735	$8,724	$9,182	$9,130	$34,771
Net Restaurant Growth
BK	(0.8)%	0.1%	1.3%	3.2%	3.2%
Consolidated (a)	0.3%	1.3%	2.4%	4.4%	4.4%
System Restaurant Count at Period End
BK	17,925	17,999	18,131	18,427	18,427
Consolidated	26,407	26,626	26,875	27,423	27,423
Comparable Sales
BK	0.7%	16.8%	7.4%	10.9%	8.7%
Consolidated (a)	0.2%	15.6%	6.1%	9.0%	7.6%
(a) Consolidated system-wide sales growth, consolidated system-wide sales, consolidated net restaurant growth and consolidated comparable sales do not include the results of Firehouse Subs for all of the periods presented.

Reclassification of Technology Revenues and Expenses for 2021
Below are the RBI consolidated and BK segment quarterly results for 2021 adjusted for the reclassification of technology revenues from Franchise and property revenues to Advertising revenues and other services and technology expenses from General and administrative expenses to Advertising expenses and other services.

RBI Consolidated Results	Three Months Ended
(in US$ millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(Unaudited)
Revenues:
Sales	$507	$590	$621	$660
Franchise and Property Revenues (a)	548	612	635	648
Advertising Revenues and Other Services (a)	205	236	239	238
Total Revenues	1,260	1,438	1,495	1,546
Operating costs and expenses:
Cost of Sales	401	467	490	532
Franchise and Property Expenses	116	121	121	131
Advertising Expenses and Other Services (b)	237	243	245	261
General and Administrative Expenses (b)	104	108	115	157
(Income) Loss from Equity Method Investments	2	3	7	(8)
Other Operating Expenses (Income), net	(42)	8	(16)	57
Total Operating Costs and Expenses	818	950	962	1,130
Income from Operations	442	488	533	416
Interest Expense, net	124	126	128	127
Loss on Early Extinguishment of Debt	—	—	11	—
Income before Income Taxes	318	362	394	289
Income Tax Expense (Benefit)	47	(29)	65	27
Net Income	$271	$391	$329	$262
(a) Reflects reclassification of technology revenues from Franchise and property revenues to Advertising revenues and other services of $2 million for the three months ended June 30, 2021, $4 million for the three months ended September 30, 2021 and $3 million for the three months ended December 31, 2021. There were no related reclassifications during the three months ended March 31, 2021.
(b) Reflects reclassification of technology expenses from General and administrative expenses (Segment G&A for BK segment results) to Advertising expenses and other services of $1 million for the three months ended March 31, 2021, $5 million for the three months ended June 30, 2021, $8 million for the three months ended September 30, 2021 and $10 million for the three months ended December 31, 2021.

BK Segment Results	Three Months Ended
(in US$ millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(Unaudited)
Sales	$16	$17	$16	$15
Franchise and Property Revenues (a)	$289	$322	$333	$348
Advertising Revenues and Other Services (a)	$102	$120	$118	$117
Total Revenues	$407	$459	$467	$480

Cost of Sales	$16	$17	$16	$17
Franchise and Property Expenses	$33	$33	$34	$42
Advertising Expenses and Other Services (b)	$118	$115	$118	$123
Segment G&A (b)	$35	$40	$39	$47
Segment Depreciation and Amortization	$12	$12	$12	$12
Adjusted EBITDA	$217	$266	$272	$266